As filed with the Securities and Exchange Commission on June 10, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PURECYCLE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	86-2293091
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20 North Orange Avenue

Suite 106

Orlando, Florida 32801

(877) 648-3565

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dustin Olson

PureCycle Technologies, Inc.

20 North Orange Avenue

Suite 106

Orlando, Florida 32801

(877) 648-3565

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joel T. May

Thomas Short

Jones Day

1221 Peachtree Street, N.E.

Suite 400

Atlanta, Georgia 30309-3053

Phone: (404) 521-3939

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

PURECYCLE TECHNOLOGIES, INC.

Common Stock

Preferred Stock

Warrants

Rights

Stock Purchase Contracts

Stock Purchase Units

Debt Securities

Units

We or selling securityholders to be named in a prospectus supplement may from time to time issue, in one or more offerings, any combination of the securities described in this prospectus.

Each time we or selling securityholders offer and sell securities registered under this prospectus, we will provide the specific terms of the offering in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with such offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus before you invest in any of our securities.

We or selling securityholders may offer and sell securities registered under this prospectus and any prospectus supplement directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of any of our securities to you, and any applicable commissions or discounts, will be stated in a prospectus supplement.

Our common stock, publicly traded warrants and publicly traded units are listed on the Nasdaq Capital Market under the symbols “PCT,” “PCTTW” and “PCTTU,” respectively.

Investing in our securities involves risks. Please read carefully the section entitled “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 10, 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we are filing with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we or selling securityholders may sell at any time and from time to time, in one or more offerings, any combination of the securities registered under this prospectus.

This prospectus provides you with a general description of the securities that may be offered. Each time we or selling securityholders sell securities registered under this process, we will provide a prospectus supplement that will contain specific information about the terms of the offering of such securities. We may also authorize one or more free writing prospectuses to be provided to you in connection with such offerings. For a more complete understanding of the offering of our securities, you should refer to the registration statement, including its exhibits. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement, including the additional information under the headings “Where You Can Find More Information” and “Information We Incorporate By Reference,” and any related free writing prospectus.

We have not authorized anyone to provide you with different information from the information contained in, or incorporated by reference into, this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide to you. You should not assume that the information contained in this prospectus, any prospectus supplement, any document incorporated by reference or any free writing prospectus is accurate as of any date, other than the date mentioned on the cover page of these documents. We are not making offers to sell any of our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

References in this prospectus to the terms “we,” “us,” “our,” “PCT” or “the Company” or other similar terms mean PureCycle Technologies, Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We file reports, proxy statements and other information with the SEC. Our SEC filings are available at the SEC’s website at http://www.sec.gov. We make available, free of charge, on our website at http://www.purecycle.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus any of the information contained at that site, other than documents we otherwise file with the SEC that are incorporated by reference into this prospectus.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any prospectus supplement, any free writing prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and (2) after the date of this prospectus until the offering of the shares of our Common Stock (as defined below) is terminated:

•	our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 26, 2026;

•

our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 27, 2026 (solely with respect to those portions specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025);

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 filed with the SEC on May 6, 2026;

•	our Current Reports on Form 8-K filed with the SEC on January 13, 2026, February 26, 2026, April 17, 2026 and May 11, 2026; and

•

the description of our Common Stock contained in our Registration Statement on Form 8-A, registering our Common Stock under Section 12(b) under the Exchange Act, filed with the SEC on March  17, 2021, as updated by the description of our Common Stock contained in Exhibit 4.1 to our Registration Statement on Form S-3 filed with the SEC on November 20, 2024, and all subsequently filed amendments and reports updating that description.

We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K unless, and except to the extent, specified in such Current Reports.

We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address and telephone number:

PureCycle Technologies, Inc.

20 North Orange Ave.

Suite 106

Orlando, Florida 32801

Phone: (877) 648-3565

PURECYCLE TECHNOLOGIES, INC.

The Company

We are a Florida-based corporation focused on commercializing a patented dissolution recycling technology for polypropylene that physically separates the polymer from other plastics, colors, odors and impurities (the “Technology”). The Technology was originally developed by The Procter & Gamble Company (“P&G”) and is designed to restore recycled polypropylene waste into like-new resin, called PureFive® resin. Our PureFive® resin has similar properties and applicability for reuse as virgin polypropylene. We have a global license for the Technology from P&G, which was amended during 2025 to permanently waive the possible clawback of our exclusivity for plants located in North America. The amendment also extends the time that our plants must begin construction and commence sales in other regions to avoid a clawback of the exclusivity under the license agreement. We have introduced an important new product to the global polypropylene market that will assist corporations in meeting their sustainability goals, as well as federal and state regulations and mandates, providing consumers with polypropylene-based products that are sustainable, and reducing overall polypropylene waste in the world’s landfills and oceans.

Our process includes the following steps:

•	Feed Pre-Processing (“Feed PreP”) collects, sorts, and prepares polypropylene waste (“feedstock”) for the dissolution recycling process (“Purification”).

•

Purification is a dissolution recycling process that uses a combination of solvent, temperature, and pressure to return the feedstock to near-virgin condition through a novel configuration of commercially-available equipment and unit operations. The Purification process puts the plastic through a physical extraction process using supercritical fluids that both extract and filter out other plastics and additives to purify the color, opacity and odor of the polypropylene without changing the bonds of the polymer. By not altering the chemical makeup of the polymer, we are able to use significantly less energy and reduce production costs compared to the production of virgin resin.

•

Compounding, which involves blending our resin with either virgin resin or additives, allows for the modification of the resin to meet the end-user’s specifications including melt flow, flexibility, clarity, color and strength.

In 2023, we achieved mechanical completion of the Ironton Facility, which is our first commercial-scale recycling facility located in Lawrence County, Ohio. We designed the Ironton Facility to have a production capacity of approximately 107 million pounds per year when fully operational; however, the Ironton Facility is not yet operating at its expected full capacity.

In 2024, we began operating a Feed PreP facility in Denver, Pennsylvania, which currently provides the required mix necessary to meet the offtake requirements at the Ironton Facility. With future expansion, we believe we will be able to source sufficient amounts of feedstock to support future operations in the U.S., Europe, and Asia.

The Technology has been evaluated by third parties with a focus on the Technology’s efficacy and commercial scalability. Certain of our strategic partners have conducted testing on our PureFive® resin. In these evaluations, our PureFive® resin performed comparably to virgin polypropylene in common food and beverage industry benchmarks for melt flow and mechanical properties, purity, odor and function (lift decay, hinge break, and impact resistance).

We are an early commercial-stage company and have reported minimal revenues to date. We have limited operations and measure our performance on a consolidated basis.

The Common Stock, units and Public Warrants are listed on the Nasdaq Capital Market (“NASDAQ”) under the symbols “PCT,” “PCTTU” and “PCTTW,” respectively.

CORPORATE INFORMATION

Our principal executive offices are located at 20 North Orange Avenue, Suite 106, Orlando, Florida 32801. Our telephone number is (877) 648-3565. Our website is http://www.purecycle.com. The information contained on or accessible through our website is not part of this prospectus, other than the documents that we file with the SEC that are specifically incorporated by reference into this prospectus.

RISK FACTORS

Investing in our securities involves risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus and any prospectus supplement and may be amended, supplemented or superseded from time to time by our Quarterly Reports on Form 10-Q and other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only risks to which we are exposed. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks actually occur, our business, results of operations and financial condition could suffer. In that case, the trading price of our securities could decline, and you could lose all or a part of your investment.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement contains and incorporates by reference statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements about the financial condition, results of operations, earnings outlook and prospects of PCT. Forward-looking statements generally relate to future events or future financial or operating performance and may refer to projections and forecasts. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “aim,” “anticipate,” “drive,” “intend,” “outlook,” “estimate,” “forecast,” “future,” “goal,” “guidance,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions), but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of PCT and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of this prospectus. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section of PCT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 entitled “Risk Factors,” those discussed and identified in other public filings made with the SEC by PCT and the following:

•	Our ability to obtain funding for our operations, future capital requirements and future growth, and to continue as a going concern;

•

Our ability to meet, continue to meet, and comply on an ongoing basis with the numerous regulatory requirements applicable to our PureFive® resin both generally and in food-grade applications and, more broadly, the operations of our facilities (including in the United States, Europe, Asia and other future international locations);

•

Expectations and changes regarding our strategies and future financial performance, including future business plans, expansion plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives, which could be impacted by significant changes to tariffs on foreign imports;

•

The ability of the Ironton Facility to be appropriately certified by Leidos Engineering, LLC, following certain performance and other tests, and commence full-scale commercial operations in a timely and cost-effective manner, or at all;

•

Our ability to meet, and to continue to meet, the requirements imposed upon us and our subsidiaries by the funding for our operations, including the funding for the Ironton Facility, and the Planned Facilities (as defined below);

•

Our ability to minimize or eliminate the many hazards and operational risks at our manufacturing facilities that can result in potential injury to individuals, disrupt our business, including interruptions or disruptions in operations at our facilities, and subject us to liability and increased costs;

•

Our ability to complete the necessary funding with respect to, and complete the construction of the new polypropylene recycling facility in Rayong, Thailand (the “Thailand Facility”), our first commercial-scale European plant located at its Antwerp, Belgium site (the “Belgium Facility”), and the Purification facility to be built in Augusta, Georgia (the “Augusta Facility” and, together with the Thailand Facility and the Belgium Facility, the “Planned Facilities”) in a timely and cost-effective manner;

•	Our ability to procure, sort and process polypropylene plastic waste at our planned plastic waste Feed PreP facilities;

•	Our ability to maintain exclusivity under the P&G license;

•

The implementation, market acceptance and success of our business model and growth strategy, which includes our ability to bring a total of one billion pounds of installed polypropylene recycling capability online by 2030, and our ability to meet related construction, regulatory, and financing requirements;

•	The ability to negotiate multi-year offtake agreements at appropriate margins to fund ongoing operations;

•

The possibility that we may be adversely affected or potentially impacted by economic, business, and/or competitive factors, including interest rates, availability of capital, economic cycles, and other macro-economic impacts (such as tariffs);

•

Changes in the prices and availability of materials (such as steel and other materials needed for the construction of future Feed PreP and Purification facilities), including those changes caused by inflation, tariffs and supply chain conditions, such as increased transportation costs and global conflicts, and our ability to obtain such materials in a timely and cost-effective manner;

•	The ability to source feedstock with a high polypropylene content at a reasonable cost, and the temporary spike in prices due to global conflicts such as the current conflict in the Middle East;

•	The development of direct competitors in the recycled polypropylene segment that could impact the demand for our products;

•	The outcome of any legal or regulatory proceedings to which we are, or may become, a party;

•	Geopolitical risk and changes in applicable laws or regulations;

•	Changes in the prices and availability of labor (including labor shortages), turnover in employees, and increases in employee-related costs;

•

Any business disruptions due to political or economic instability, pandemics, or armed hostilities (including the ongoing conflict between Russia and Ukraine and active military conflicts in the Middle East); and

•	Operational risks associated with the ability to operate the Ironton Facility and the Planned Facilities, as and when operative, at nameplate capacity.

In light of the foregoing, we caution you not to place undue reliance on our forward-looking statements. Any forward-looking statement that we make in this prospectus and any prospectus supplement speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. Should one or more of these risks or uncertainties materialize or should any of the assumptions made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events.

USE OF PROCEEDS

Unless we inform you otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes. These purposes may include, but are not limited to:

•	financing acquisitions;

•	reduction or refinancing of outstanding indebtedness or other corporate obligations;

•	additions to working capital; and

•	capital expenditures.

We have not allocated a specific portion of the net proceeds for any particular use at this time, and we will have discretion in the use of any net proceeds. Specific information concerning the use of proceeds from the securities offered under this prospectus will be described in the prospectus supplement for such offering. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

We will not receive any proceeds from the resale of securities by selling securityholders under this prospectus or any prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

The following description of the Company’s capital stock is intended as a summary only and is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation, as amended (“Amended and Restated Certificate of Incorporation”), the applicable certificate of designations and our Second Amended and Restated Bylaws (“Amended and Restated Bylaws”). We encourage you to read these documents and the applicable portion of the Delaware General Corporation Law, as amended (the “DGCL”) and the Company’s Amended and Restated Certificate of Incorporation, including the applicable certificate of designations, and Amended and Restated Bylaws carefully and in their entirety because they describe your rights as a holder of shares of the Company’s securities.

Common Stock

Our authorized capital stock consists of 450,000,000 shares of Common Stock, par value $0.001 per share, and 25,000,000 shares of undesignated preferred stock, par value $0.001 per share.

Holders of shares of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of shares of Common Stock do not have cumulative voting rights in the election of directors. Upon the Company’s liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of Common Stock will be entitled to receive pro rata the Company’s remaining assets available for distribution. Holders of shares of Common Stock do not have preemptive, subscription, redemption or conversion rights. The Common Stock will not be subject to further calls or assessment by the Company. There will be no redemption or sinking fund provisions applicable to the Common Stock. All shares of the Common Stock that are outstanding are fully paid and non-assessable. The rights, powers, preferences and privileges of holders of shares of Common Stock will be subject to those of the holders of any shares of the Company’s preferred stock the Company may authorize and issue in the future.

When a quorum is present at any meeting, any matter other than the election of directors to be voted upon by the stockholders at such meeting will be decided by the affirmative vote of the holders of a majority of shares of stock present or represented at the meeting and entitled to vote (meaning that of the shares present or represented at the meeting and entitled to vote, a majority of them must be voted “for” the proposal for it to be approved). Abstentions will have the same effect as a vote “against” the proposal, and broker non-votes will have no effect on the vote for the proposal. At all meetings of stockholders for the election of directors at which a quorum is present, directors shall be elected by the affirmative vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee). If any nominee for director in an uncontested election receives a greater number of votes “against” his or her election than votes “for” such election, our bylaws require that such person must promptly tender his or her resignation to the Board following certification of the vote. If the number of nominees for election at any such meeting exceeds the number of directors to be elected at such meeting, however, directors shall be elected by a plurality of the votes cast (meaning that the number of director nominees who receive the highest number of shares voted “for” their election are elected).

Preferred Stock

The Amended and Restated Certificate of Incorporation authorizes the Board to establish one or more series of preferred stock. Unless required by law or by NASDAQ, the authorized shares of preferred stock will be available for issuance without further action by you. The Board is authorized to fix from time to time before issuance the number of preferred shares to be included in any such series and the designation, powers, preferences and relative participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

•	the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

•	the voting powers, if any, and whether such voting powers are full or limited in such series;

•	the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

•	whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

•	the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Company;

•

the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Company or any other corporation or other entity, and the rates or other determinants of conversion or exchange applicable thereto;

•	the right, if any, to subscribe for or to purchase any securities of the Company or any other corporation or other entity;

•	the provisions, if any, of a sinking fund applicable to such series;

•	any other relative, participating, optional, or other special powers, preferences or rights and qualifications, limitations, or restrictions thereof; and

•

all as may be determined from time to time by the Board and stated or expressed in the resolution or resolutions providing for the issuance of such preferred stock (collectively, a “Preferred Stock Designation”).

The Company could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of the Common Stock might believe to be in their best interests or in which the holders of the Common Stock might receive a premium for their Common Stock over its market price. Additionally, the issuance of preferred stock may adversely affect the rights of holders of the Common Stock by restricting dividends on the Common Stock, diluting the voting power of the Common Stock or subordinating the liquidation rights of the Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the Common Stock. The Company has no current plans to issue any new series of preferred stock.

Series A Preferred Stock

On September 13, 2024, we filed the Certificate of Designations, as amended on September 17, 2024, as described below (together, the “Series A Certificate of Designations”) with the Secretary of State of the State of Delaware that established the preferences, limitations and relative rights of the Series A preferred stock, par value $0.001 per share (“Series A Preferred Stock”), and authorized for issuance 100,000 shares of Series A Preferred Stock. The Amended and Restated Certificate of Incorporation was amended, effective immediately, upon the filing of the Series A Certificate of Designations.

Ranking

Series A Preferred Stock ranks senior to shares of Common Stock with respect to rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our Company.

Liquidation Preference

Each share of Series A Preferred Stock has a liquidation preference of the issue price of $1,000 per share (the “Series A Initial Issue Price”) multiplied by 1.05 (the “Series A Liquidation Preference”).

Dividend and Return Rights

Pursuant to the Certificate of Designations, the shares of Series A Preferred Stock have a maturity date three years after the initial issue date (the “Series A Maturity Date”) and accrue a return equal to 8% per annum (the “Series A Return”), payable quarterly in cash or in-kind at the election of the holder. Pursuant to the Waiver Agreements (defined below), investors holding all of the shares of Series A Preferred Stock elected to irrevocably and unconditionally waive (and consented to such waivers for purposes of Section 12 of the Series A Certificate of Designations) the right to receive Series A Return payments on the first three quarterly Series A Return payment dates within each one-year period following the issue date and to instead receive such Series A Return payments on the fourth quarterly Series A Return payment date within each one-year period following the issue date, such that each holder of Series A Preferred Stock shall receive Series A Return payments for the entire one-year period on each such fourth quarterly Series A Return payment date.

Maturity

Series A Preferred Stock matures three years after the original issuance date.

Conversion and Redemption

Shares of Series A Preferred Stock are subject to (i) a mandatory redemption upon the occurrence of certain triggering events related to the incurrence of additional indebtedness not otherwise permitted under our existing credit agreement, dated as of March 15, 2023, (ii) a mandatory redemption on the Series A Maturity Date and (iii) an optional redemption, at our election, at any time prior to the Series A Maturity Date. Each share of Series A Preferred Stock is redeemable for an amount equal to the Series A Initial Issue Price multiplied by 1.05, which amount shall be payable in (i) cash, (ii) a number of shares of Common Stock equal to such amount divided by $4.69, or (iii) a combination of cash and shares of Common Stock, in each case including accrued but unpaid Series A Return to the redemption date.

If the holder elects upon redemption to receive Common Stock and such holder’s beneficial ownership would exceed 19.9% of the outstanding shares of Common Stock (the “Stock Issuance Cap”), then in lieu of such shares, the holder will receive a number of pre-funded warrants exercisable for an equivalent number of Common Stock (“Pre-Funded Warrants”). The Pre-Funded Warrants will expire seven years after issuance and will be immediately exercisable by the holder for shares of Common Stock, provided that such exercise does not cause such holder’s beneficial ownership to exceed the Stock Issuance Cap.

On September 17, 2024, the investors holding all of the shares of Series A Preferred Stock entered into waivers (the “Waiver Agreements”) to irrevocably and unconditionally waive (and consented to such waivers for purposes of Section 12 of the Series A Certificate of Designations) the rights of such holders of shares of Series A Preferred Stock, (i) to elect to receive shares of Common Stock or Pre-Funded Warrants in connection with redemption events under the Series A Certificate of Designations and (ii) to elect to receive additional shares of Series A Preferred Stock on Return payment dates.

Voting

Holders of shares of Series A Preferred Stock shall have no voting rights with respect to such shares of Series A Preferred Stock except as from time to time required by law. Holders of shares of Series A Preferred Stock shall vote as a single class with respect to amendments to the Certificate of Designations applicable to all shares of Series A Preferred Stock upon the vote or written consent of the holders of a majority of such shares of Series A Preferred Stock then outstanding.

Change of Control

Upon certain change of control events involving the Company, the holders of shares of Series A Preferred Stock will be entitled to receive in full, out of the assets of the Company or proceeds thereof available for distribution to stockholders, a sum in cash equal to (i) the Series A Liquidation Preference of such share of Series A Preferred Stock, plus (ii) the accrued Series A Return in respect of such share of Series A Preferred Stock as of the applicable change of control purchase date.

Liquidation

In the event of any liquidation, bankruptcy, insolvency, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, or upon the occurrence of certain change of control events involving the Company, the holders of shares of Series A Preferred Stock will be entitled to receive in full, out of the assets of the Company or proceeds thereof available for distribution to stockholders, and after satisfaction of all liabilities and obligations to creditors of the Company, before any distribution of such assets and/or proceeds is made to or set aside for the holders of any other junior securities, a sum in cash equal to (i) the Liquidation Preference of such share of Series A Preferred Stock, plus (ii) the accrued Series A Return in respect of such share of Series A Preferred Stock as of the applicable change of control purchase date.

Registration

Pursuant to the subscription agreements, dated September 11, 2024, by and between the Company and certain investors, holders of the shares of Series A Preferred Stock have the right to demand registration of the shares of Series A Preferred Stock and the Common Stock issuable upon conversion of such Series A Preferred Stock (including shares issuable upon exercise of any Pre-Funded Warrants). Pursuant to the Waiver Agreements, the investors holding all of the shares of Series A Preferred Stock irrevocably and unconditionally waived the rights of such holders of shares of Series A Preferred Stock to require us to register the shares of Common Stock issuable upon redemption of the Series A Preferred Stock (including shares issuable upon exercise of any Pre-Funded Warrants) on a registration statement filed by the Company.

Preemption

Holders of shares of Series A Preferred Stock shall not have any preemptive rights with respect to the Company’s other securities.

No Sinking Fund

Shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

Series B Convertible Preferred Stock

On June 18, 2025, we filed the Certificate of Designations (the “Series B Certificate of Designations”) with the Secretary of State of the State of Delaware that established the preferences, limitations and relative rights of the Series B convertible perpetual preferred stock, par value $0.001 per share (“Series B Convertible Preferred Stock”), and authorized for issuance 300,000 shares of Series B Convertible Preferred Stock. The Amended and Restated Certificate of Incorporation was amended, effective immediately, upon the filing of the Series B Certificate of Designations.

Ranking

The Series B Convertible Perpetual Preferred Stock ranks, with respect to dividend rights and rights upon any liquidation, dissolution or winding up of the Company (a “Series B Liquidation Event”): (a) senior to the

Company’s Common Stock and other capital stock of the Company, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Series B Convertible Perpetual Preferred Stock other than the Company’s Series A Preferred Stock, as to dividend rights and rights upon Liquidation Events; (b) on a parity with any other class or series of capital stock of the Company, the terms of which expressly provide that such class or series ranks on a parity with the Series B Convertible Preferred Stock as to dividend rights and rights upon Series B Liquidation Events; (c) junior to the Series A Preferred Stock and any other class or series of capital stock of the Company, the terms of which expressly provide that such class or series ranks senior to the Series B Convertible Preferred Stock as to dividend rights and rights upon Series B Liquidation Events; and (d) junior to all existing and future indebtedness of the Company.

Liquidation Preference

Each share of Series B Convertible Preferred Stock has a liquidation preference of the issue price of $1,000 per share as adjusted for dividends paid in kind and accreted pursuant to the terms of the Series B Certificate of Designations.

Dividend and Return Rights

Pursuant to the Series B Certificate of Designations, the shares of Series B Convertible Preferred Stock are entitled to receive cumulative dividends at a rate equal to 7% per annum (the “Series B Return”), payable quarterly in cash or in-kind at the election of the Company, which, if paid in-kind will be capitalized to the Series B Accrued Value (as defined below).

Maturity

Series B Convertible Preferred Stock is perpetual and has no maturity date.

Conversion and Redemption

A holder of the Series B Convertible Preferred Stock may elect to convert such holder’s shares of Series B Convertible Preferred Stock into shares of Common Stock, at any time. In addition, on or after the dividend payment date following June 20, 2029, if at any time the closing price of the Common Stock has been at least 175% of the applicable conversion price for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading days ending on the trading day immediately preceding the trading day on which a conversion notice is given (a “Series B Conversion Notice”), the Company may elect to convert all of the shares of Series B Convertible Preferred Stock into a number of shares of Common Stock equal to the Series B Accrued Value (as defined below) divided by the conversion price on the date of the Series B Conversion Notice, unless modified pursuant to a Make-Whole Change (as defined in the Series B Certificate of Designations). The shares of Series B Convertible Preferred Stock are convertible into Common Stock at an initial conversion price equal to $14.02, which represents a 30% premium to the 10-day volume weighted average price of the Common Stock on the trading day immediately prior to the execution of the subscription agreements for the Series B Convertible Preferred Stock. Except in the case of a change in control, the Series B Convertible Preferred Stock may not be redeemed or repurchased upon the election of the holders of the Series B Convertible Preferred Stock.

Voting

Holders of shares of Series B Convertible Preferred Stock shall have no voting rights with respect to such shares of Series B Convertible Preferred Stock except as from time to time required by law.

Change of Control

Upon certain change in control events involving the Company, (i) the holders of the Series B Convertible Preferred Stock will have the right to require the Company to redeem any or all of their Series B Convertible

Preferred Stock and (ii) the Company will have the option to redeem all (but not less than all) of the then-outstanding Series B Convertible Preferred Stock, in each case, for a cash amount equal to the Series B Accrued Value (as defined below), on a per share basis. In connection with the Company delivering a Series B Conversion Notice or in connection with a change in control, the Company will, in certain circumstances, be required to increase the conversion rate for shares of Series B Convertible Preferred Stock converting in connection therewith, which will be calculated using a make-whole table calculated over a 10-year period. In no event will the conversion rate be increased to an amount that exceeds 87.5611 shares of Common Stock per $1,000 liquidation preference of Series B Convertible Preferred Stock.

Liquidation

In the event of any Series B Liquidation Event, each holder of the Series B Convertible Preferred Stock will be entitled to receive a per share amount equal to the greater of (i) the per share purchase price of the Series B Convertible Preferred Stock (as adjusted for any in-kind dividends) plus all accrued and unpaid dividends thereon (the “Series B Accrued Value”) and (ii) the amount that such Series B Convertible Preferred Stock would have been entitled to receive if it had converted into the Company’s Common Stock immediately prior to such Series B Liquidation Event.

Registration

The shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock have been registered under the Company’s registration statement on Form S-3, (File No. 333-284634), which was filed with the Securities and Exchange Commission on January 31, 2025, as supplemented by a prospectus supplement filed with the Securities and Exchange Commission on July 18, 2025.

Preemption

Holders of shares of Series B Convertible Preferred Stock shall not have any preemptive rights with respect to the Company’s other securities.

No Sinking Fund

Shares of Series B Convertible Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

Public Warrants

The Company has outstanding public warrants (the “Public Warrants”) and private warrants (the “Private Warrants,” and together with the Public Warrants, the “PCT Warrants”) that entitle each holder to exercise its PCT Warrants for a whole number of the Common Stock at a price of $11.50 per share. The Private Warrants are identical to the Public Warrants, except that the Private Warrants are non-redeemable so long as they are held by the initial holder or any of its permitted transferees. If the Private Warrants are held by someone other than the initial holder or its permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as Public Warrants.

As of March 31, 2026, we had approximately 5.9 million of our PCT Warrants issued and outstanding. Pursuant to the Warrant Agreement (as defined below), a holder of a PCT Warrant may exercise its PCT Warrants only for a whole number of shares of Common Stock. This means that only a whole PCT Warrant may be exercised at any given time by a holder of a PCT Warrant. No fractional PCT Warrants were issued upon separation of the Public Units (as defined below) and only whole PCT Warrants trade on NASDAQ. Each PCT Warrant became exercisable on May 4, 2021 and will expire on March 17, 2027, or earlier upon redemption. The shares of Common Stock issuable upon exercise of the PCT Warrants have been registered under the Company’s registration statement on Form S-1, as amended (File No. 333-251034), which was declared effective by the Securities and Exchange Commission on July 1, 2021 (the “Form S-1”), and, on April 1, 2022, a Company registration statement on Form S-3 (File Nos. 333-251034 and 333-257423) was declared effective by the Securities and Exchange Commission and serves as a post-effective amendment to the Form S-1 pursuant to Rule 429 under the Securities Act.

The outstanding PCT Warrants, other than the Private Warrants held by initial purchasers and affiliates or their permitted transferees, may be called for redemption, in whole and not in part, at a price of $0.01 per PCT Warrant:

•	at any time after the PCT Warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each PCT Warrant holder;

•

if, and only if, the reported last sale price of the shares of Common Stock equals or exceeds $14.38 per share, for any 20 trading days within a 30-day trading period commencing after the PCT Warrants become exercisable and ending on the third business day prior to the notice of redemption to PCT Warrant holders; and

•

if, and only if, there is a current registration statement in effect with respect to the shares of Common Stock underlying such PCT Warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the PCT Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a PCT Warrant will have no further rights except to receive the redemption price for such holder’s PCT Warrant upon surrender of such PCT Warrant.

The redemption criteria for the PCT Warrants have been established at a price which is intended to provide PCT Warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the PCT Warrant exercise price so that if the share price declines as a result of a redemption call, the redemption will not cause the share price to drop below the exercise price of the PCT Warrants.

If the PCT Warrants are called for redemption as described above, management will have the option to require all holders that wish to exercise PCT Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the PCT Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the PCT Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of PCT Warrants. Whether we will exercise our option to require all holders to exercise their Public Warrants on a “cashless basis” will depend on a variety of factors including the price of the Common Stock at the time the PCT Warrants are called for redemption, ongoing cash needs at such time and concerns regarding dilutive share issuances.

The PCT Warrants have been issued in registered form under a warrant agreement (as supplemented by First Supplemental Warrant Agreement and the Second Supplemental Warrant Agreement, the “Warrant Agreement”) between Continental Stock Transfer & Trust Company, as warrant agent, and an affiliate of the Company (f/k/a Roth CH Acquisition I Co. and now known as PureCycle Technologies Holdings Corp., a wholly-owned direct subsidiary of the Company). The Warrant Agreement provides that the terms of the PCT Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding PCT Warrants in order to make any change that adversely affects the interests of the registered holders. On February 25, 2026, the Company entered into a supplemental warrant agreement (the “First Supplemental Warrant Agreement”) to the original warrant agreements, which, in part, extended the expiration date of the PCT Warrants to June 17, 2026, or earlier upon redemption or liquidation. On April 17, 2026, the Company entered into a supplemental agreement (the “Second Supplemental Warrant Agreement”) to the original warrant agreements, which, in part, extended the expiration dates of the PCT Warrants to March 17, 2027, or earlier upon redemption or liquidation.

The exercise price and number of shares of Common Stock issuable on exercise of the PCT Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the PCT Warrants will not be adjusted for issuances of shares of Common Stock at a price below the applicable exercise price.

The PCT Warrants may be exercised upon surrender of the PCT Warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the PCT Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check, for the number of PCT Warrants being exercised. The PCT Warrant holders do not have the rights or privileges of holders of shares of Common Stock and any voting rights until they exercise their PCT Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the PCT Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

PCT Warrant holders may elect to be subject to a restriction on the exercise of their PCT Warrants such that an electing PCT Warrant holder would not be able to exercise their PCT Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.9% of the shares of Common Stock outstanding.

No fractional shares will be issued upon exercise of the PCT Warrants. If, upon exercise of the PCT Warrants, a holder would be entitled to receive a fractional interest in a share, upon exercise, the number of shares of Common Stock to be issued to the PCT Warrant holder will be rounded down to the nearest whole number.

Public Units

As of March 31, 2026, we had 47,596 Public Units issued and outstanding. All Public Units outstanding reflect a unit consisting of one share of Common Stock and three-quarters of one redeemable PCT Warrant to purchase Common Stock.

Dividends

We have not declared or paid any cash dividends on our Common Stock and do not presently intend to pay any cash dividends in the foreseeable future. The payment of dividends is subject to the discretion of the Company’s board of directors (the “Board”). Our Board bases its decisions regarding dividends on, among other things, general business conditions, our financial results, contractual, legal and regulatory restrictions regarding dividend payments and any other factors that the Board may consider relevant.

Listing

Our Common Stock, PCT Warrants and Public Units trade on NASDAQ under the symbols “PCT,” “PCTTW” and “PCTTU,” respectively.

Annual Stockholder Meetings

The Second Amended and Restated Bylaws provide that annual stockholder meetings will be held wholly or partially by means of remote communication or at such place, within or without the State of Delaware, on such date and at such time as may be determined by the Board, the Chief Executive Officer of the Company (the “Chief Executive Officer”) or the chairman of the Board (the “Chairman”) and as will be designated in the notice of the annual meeting.

Anti-Takeover Effects of the Company’s Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws and Certain Provisions of Delaware Law

The Amended and Restated Certificate of Incorporation, Certificate of Designations and the Second Amended and Restated Bylaws contain and the DGCL contains provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of the Board. These provisions are intended to avoid costly takeover battles, reduce the Company’s vulnerability to a hostile change of control and enhance the ability of the Board to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of the Common Stock held by stockholders.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of NASDAQ, which would apply if and so long as the Common Stock remains listed on NASDAQ, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Common Stock. Additional shares that may be used in the future may be issued for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

The Board may generally issue preferred stock on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of the Company’s management. Moreover, the Company’s authorized but unissued shares of preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.

One of the effects of the existence of unissued and unreserved Common Stock or preferred stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company’s management and possibly deprive the Company’s stockholders of opportunities to sell their shares of the Common Stock at prices higher than prevailing market prices.

Removal of Directors; Vacancies

Subject to the rights, if any, of the holders of any series of preferred stock under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board resulting from death, disability, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director; provided, that, (i) for so long as Pure Crown has a right to nominate the Pure Crown Director, any vacancy resulting from the death, disability, resignation, disqualification, removal, or other cause with respect to the Pure Crown Director, will be filled only by Pure Crown and (ii) for so long as Sylebra Capital has a right to nominate one or more directors for nomination to the Board, any vacancy resulting from the death, disability, disqualification, resignation, or removal with respect to such nominee shall be filled by a successor nominee of Sylebra Capital, subject to certain exceptions described in the Board Representation Agreement. Sylebra Capital is currently entitled to designate two directors for nomination. Any director elected in accordance with the preceding sentence will hold office until the next annual election and until their successors are duly elected and qualified or until their earlier death, disability, resignation, disqualification or removal. No decrease in the number of directors constituting the Board may shorten the term of any incumbent director.

Subject to the rights, if any, of the holders of any series of preferred stock to elect additional directors under circumstances specified in a Preferred Stock Designation, any director may be removed from office by the stockholders at any time, with or without cause. At any annual meeting or special meeting of the stockholders, the notice of which states that the removal of a director or directors is among the purposes of the meeting and identifies the director or directors proposed to be removed, the affirmative vote of the holders of a majority of the voting power of the outstanding Voting Stock, voting together as a single class, may remove such director or directors. “Voting Stock” means stock of the Company of any class or series entitled to vote generally in the election of directors.

Special Stockholder Meetings

Subject to the rights of the holders of any future series of preferred stock, special meetings of stockholders may be called only (i) by the Chairman, (ii) by the Chief Executive Officer, or (iii) by the Secretary of the Company (the “Secretary”) acting at the request of the Chairman, the Chief Executive Officer or a majority of the total number of directors that the Company would have if there were no vacancies on its Board. At any annual meeting or special meeting of stockholders, only such business will be conducted or considered as has been brought before such meeting in the manner provided in the Second Amended and Restated Bylaws.

Requirements for Advance Notification of Director Nominations and Stockholder Proposals

The Second Amended and Restated Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. In order for any matter to be properly brought before a meeting, a stockholder will have to comply with advance notice requirements and provide the Company with certain information, including, for stockholders who intend, or are part of a group who intends, to solicit proxies in support of director nominees other than the nominees of the Board or a committee of the Board, reasonable documentary evidence that the requirements of Rule 14a-19 under the Exchange Act have been satisfied. Generally, to be timely, a stockholder’s notice relating to any nomination or other business to be brought before an annual meeting must be delivered to the Secretary at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Notwithstanding the foregoing, in the event that the number of directors to be elected to the Board at the annual meeting is increased effective after the time period for which nominations would otherwise be due and there is no public announcement by the Company naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice will also be considered timely, but only with respect to nominees for the additional directorships, if it will be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

To be timely, a stockholder’s notice relating to the nomination of a director to Board to be brought before a special meeting, if permitted, will be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. The Second Amended and Restated Bylaws also specify requirements as to the form and content of a stockholder’s notice.

Notwithstanding the foregoing notice requirements, the notice requirements will not apply to director nominations pursuant to the Pure Crown Side Letter (as defined in the Second Amended and Restated Bylaws). These notice provisions may defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Consent of Stockholders in Lieu of Meeting

Subject to the rights of the holders of any series of preferred stock, any action required or permitted to be taken by the stockholders may be taken only at a duly called annual or special meeting of stockholders and may not be taken without a meeting by means of any consent in writing of such stockholder.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, the Company’s stockholders will have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of the Company’s stockholders may bring an action in the Company’s name to procure a judgment in the Company’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of the Company’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Amendment of the Amended and Restated Certificate of Incorporation

The Amended and Restated Certificate of Incorporation provides that the Company reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in the Amended and Restated Certificate of Incorporation. Notwithstanding any inconsistent provision of the Amended and Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of preferred stock required by law, the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock entitled to vote, voting together as a single class, is required to amend, alter, change or repeal, or adopt any provision inconsistent with, certain provisions, as noted in the Amended and Restated Certificate of Incorporation, or the definition of any capitalized terms used therein or any successor provision.

Amendment of the Second Amended and Restated Bylaws

The Second Amended and Restated Bylaws may be amended in any respect or repealed at any time, either (a) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been properly described or referred to in the notice of such meeting, or (b) by the Board, provided that no amendment adopted by the board may vary or conflict with any amendment adopted by the stockholders in accordance with the Amended and Restated Certificate of Incorporation and the Second Amended and Restated Bylaws. Notwithstanding the foregoing and anything contained in the Second Amended and Restated Bylaws, certain provisions of the Second Amended and Restated Bylaws may not be amended or repealed by the stockholders, and no provision inconsistent therewith may be adopted by the stockholders, without the affirmative vote of the holders of a majority of the Company’s outstanding capital stock entitled to vote, voting together as a single class.

Exclusive Forum Selection

The Amended and Restated Certificate of Incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Company, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or stockholder of the Company to the Company or to the Company’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Second Amended and Restated Bylaws or the Amended and Restated Certificate of Incorporation (as either may be amended and/or restated from time to time) or as to which the DGCL confers jurisdiction on the Chancery Court, or (iv) any action, suit or proceeding asserting a claim against the Company governed by the internal affairs doctrine; and (b) subject to the preceding provisions, the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder will be deemed to have consented to (1) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (2) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Company will be deemed to have notice of and consented to such provisions of the Amended and Restated Certificate of Incorporation. Notwithstanding the foregoing, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act, or any other claim for which the federal courts of the United States have exclusive jurisdiction. Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors and certain officers to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director for any breach of the director’s duty of loyalty to the Company or its stockholders, or if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

The Amended and Restated Certificate of Incorporation provides that the Company must indemnify and advance expenses to the Company’s directors and officers to the fullest extent authorized by the DGCL. The Company also is expressly authorized to maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL. The Company believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, advancement and indemnification provisions in the Amended and Restated Certificate of Incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

We may issue rights to purchase Common Stock or other securities or any combination thereof. These rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the rights in such offering. In connection with any offering of rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.

To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the rights to purchase shares of our securities offered thereby, including the following:

•	the date of determining the securityholders entitled to the rights distribution;

•	the price, if any, for the rights;

•	the exercise price payable for the Common Stock, depositary shares or other securities upon the exercise of the right;

•	the number of rights issued to each securityholder;

•	the amount of Common Stock, depositary shares or other securities that may be purchased per each right;

•	any provisions for adjustment of the amount of securities receivable upon exercise of the rights or of the exercise price of the rights;

•	the extent to which the rights are transferable;

•	the date on which the right to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed;

•	the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of rights;

•	any applicable U.S. federal income tax considerations; and

•	any other terms of the rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the rights.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate and/or rights agreement, which will be filed with the SEC if we offer rights. You are urged to read the applicable rights certificate, rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to the holders, a specified number of shares of Common Stock at a future date or dates. The price per share of Common Stock and the number of shares of Common Stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula stated in the stock purchase contracts.

The stock purchase contracts may be issued separately or as part of units that we call “stock purchase units.” Stock purchase units consist of a stock purchase contract and U.S. treasury securities securing the holders’ obligations to purchase shares of Common Stock under the stock purchase contracts.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will only be a summary, and you should read the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. Material U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms that will apply to any debt securities that we may offer pursuant to this prospectus and an applicable prospectus supplement. The specific terms of any offered debt securities, and the extent to which the general terms described in this section apply to these debt securities, will be described in the applicable prospectus supplement at the time of the offering. The prospectus supplement, which we will file with the SEC, may or may not modify the general terms found in this prospectus. For a complete description of any series of debt securities, you should read both this prospectus and the prospectus supplement that applies to that series of debt securities.

As used in this prospectus, “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may offer pursuant to this prospectus and an applicable prospectus supplement and authenticated by the relevant trustee and delivered under the applicable indenture. We may issue debt securities under an indenture (the “indenture”) to be entered into between us and U.S. Bank Trust Company, National Association, as trustee (the “trustee”), as supplemented from time to time, the form of which is filed as an exhibit to the registration statement of which this prospectus is a part. If a different trustee or a different indenture for a series of debt securities is used, those details will be provided in a prospectus supplement and the forms of any other indentures will be filed with the SEC at the time they are used.

We have summarized below the material provisions of the indenture and the debt securities, and indicated which material provisions will be described in an applicable prospectus supplement. For further information, you should read the indenture. The following summary is qualified in its entirety by the provisions of the indenture, including the provisions made part thereof by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

General

The indenture will not limit the aggregate principal amount of debt securities that may be issued under it. We may issue debt securities at one or more times in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of our Board or a committee appointed by our Board or in a supplement to the indenture relating to that series.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of that series, except for the date of original issuance and the offering price, and will be consolidated with, and form a single series with, those outstanding debt securities.

The prospectus supplement relating to any series of debt securities that we may offer will state the price or prices at which the debt securities will be offered and will contain the specific terms of that series. These terms may include the following:

•	the title of the series;

•	any limit upon the aggregate principal amount of the series;

•	the date or dates on which each of the principal of and premium, if any, on the securities of the series is payable and the method of determination thereof;

•	whether the debt securities are senior or subordinated debt securities and, if subordinated, the terms of such subordination;

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the rate or rates at which the securities of the series will bear interest, if any, or the method of calculating such rate or rates of interest, the date or dates from which interest will accrue or the method by which the date or dates will be determined, the interest payment dates on which any interest will be payable and the record date, if any;

•	whether debt securities are entitled to any guarantee of any subsidiary guarantors and the identity of any such subsidiary guarantors for that series and the terms of such guarantee;

•	the place or places where the principal of (and premium, if any) and interest, if any, on securities of the series will be payable;

•	the place or places where the securities may be exchanged or transferred;

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the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, securities of the series may be redeemed, in whole or in part, at our option, if we are to have that option with respect to the applicable series;

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our obligation, if any, to redeem or purchase securities of the series in whole or in part pursuant to any sinking fund or analogous provision or upon the happening of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the other terms and conditions upon which securities of the series will be redeemed or purchased, in whole or in part, pursuant to such an obligation;

•	if other than minimum denominations of $2,000 and multiples of $1,000 thereafter, the denominations in which securities of the series are issuable;

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if other than U.S. dollars, the currency or currencies (including currency unit or units) in which payments of principal of (and premium, if any) and interest, if any, on the securities of the series will or may be payable, or in which the securities of the series will be denominated, and the particular provisions applicable thereto;

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if the payments of principal (and premium, if any), or interest, if any, on the securities of the series are to be made, at our or a holder’s election, in a currency or currencies (including currency unit or units) other than that in which the securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which the payments are to be made, the terms and conditions of the payments and the manner in which the exchange rate with respect to the payments will be determined, and the particular provisions applicable thereto;

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if the amount of payments of principal (and premium, if any) and interest, if any, on the securities of the series will be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the securities of the series are denominated or designated to be payable), the index, formula or other method by which those amounts will be determined;

•	whether, and the terms and conditions upon which, the securities of the series may or must be converted into our securities or exchanged for our securities or those of another enterprise;

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if other than the principal amount thereof, the portion of the principal amount of securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default or the method by which that portion will be determined;

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any modifications of or additions to (i) the events of default and any changes in the right of the trustee or the holders to declare the principal, premium, if any, any interest, if any, with respect to the securities to be due and payable, (ii) covenants with respect to securities of the series or (iii) any modifications of or additions to subordination provisions with respect to any debt securities that are subordinated;

•	whether the securities of the series will be subject to legal defeasance or covenant defeasance as provided in the indenture;

•	any modifications of or additions to provisions relating to satisfaction and discharge of the indenture;

•	if other than the trustee, the identity of the registrar and any paying agent and any other agent appointed in connection with the securities of such series;

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if the securities of the series will be issued in whole or in part in global form, (i) the depositary for the global securities, (ii) the form of any legend that will be borne by the global securities, (iii) whether beneficial owners of interests in any securities of the series in global form may exchange those interests for certificated securities of that series and of like tenor of any authorized form and denomination and (iv) the circumstances under which any such exchange may occur;

•	whether the securities of the series will be secured or unsecured and, if secured, the nature and priority of the security interest and the identity of any collateral agent; and

•	any other terms of the series.

Interest

Unless otherwise indicated in the applicable prospectus supplement, if any payment date with respect to debt securities falls on a day that is not a business day, we will make the payment on the next business day. The payment made on the next business day will be treated as though it had been made on the original payment date, and no interest will accrue on the payment for the additional period of time.

Ranking

Unless otherwise indicated in the applicable prospectus supplement, the debt securities, if senior debt securities, will be our direct, unconditional, unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured senior obligations. However, such senior debt securities will be effectively junior to all of our secured obligations to the extent of the value of the assets securing those obligations. Such debt securities will also be structurally subordinated to all liabilities, including trade payables and lease obligations, of our subsidiaries. The debt securities, if subordinated debt securities, will be our direct, unconditional, unsecured and subordinated obligations and will be junior in right of payment to our existing and future senior obligations. The extent of subordination of such subordinated debt securities will be described in an accompanying prospectus supplement.

Covenants

Except as described below or in the prospectus supplement with respect to any series of debt securities, neither we nor any subsidiary guarantors are restricted by the indenture from paying dividends or making distributions on our or their capital stock or purchasing or redeeming our or their capital stock. The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, with certain exceptions, the indenture does not contain any covenants or other provisions that would limit our or any subsidiary guarantor’s right to incur additional indebtedness or limit the amount of additional indebtedness, including senior or secured indebtedness that we can create, incur, assume or guarantee.

Unless otherwise indicated in the applicable prospectus supplement, covenants contained in the indenture will be applicable to the series of debt securities to which the prospectus supplement relates so long as any of the debt securities of that series are outstanding.

Reporting

The indenture provides that we will file with the trustee and the SEC such information, documents and other reports as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act.

Guarantees

One or more of our direct or indirect wholly-owned subsidiaries may fully and unconditionally guarantee any series of debt securities offered by this prospectus in the future. The term “subsidiary guarantors” with respect to a series of debt securities refers to those subsidiaries, if any, that guarantee that series of debt securities. We may file one or more post-effective amendments to our registration statement to add such potential subsidiary guarantors. The applicable prospectus supplement will name the subsidiary guarantors, if any, for that series of debt securities and will describe the terms of the guarantee by the subsidiary guarantors.

Consolidation, Merger and Sale of Assets

The indenture provides that neither we nor any subsidiary guarantor may consolidate or merge with or into, or sell or convey all or substantially all of our assets in any one transaction or series of related transactions to another person, unless (other than a consolidation or merger of PCT and one or more subsidiary guarantors or two or more subsidiary guarantors, or a sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the assets of PCT to a subsidiary guarantor, a subsidiary guarantor to the Company or of a subsidiary guarantor to another subsidiary guarantor):

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either we or a subsidiary guarantor, as the case may be, are the resulting, surviving or transferee corporation, or our successor is a corporation organized under the laws of the United States, any state or the District of Columbia and expressly assumes by supplemental indenture all of our obligations under the indenture and all the debt securities; and

•	immediately after giving effect to the transaction, no default or event of default has occurred and is continuing.

The term “default” for the purpose of this provision means any event that is, or with the passage of time or the giving of notice or both would become, an event of default.

Notwithstanding the foregoing, the provisions of this covenant shall not apply to (i) any sale, transfer, lease, conveyance or other disposition of assets between or among the Company and its wholly owned subsidiaries or between or among wholly owned subsidiaries of the Company, or (ii) any merger or consolidation of the Company with a wholly owned subsidiary of the Company solely for the purpose of reincorporating the Company in another jurisdiction. Except in the case of a lease of all or substantially all of our assets or a subsidiary guarantor’s assets, the successor will be substituted for us or the subsidiary guarantor, as the case may be, in the indenture with the same effect as if it had been an original party to such indenture. Thereafter, the successor may exercise the rights and powers of PCT or such subsidiary guarantor under the indenture.

Events of Default, Notice and Waiver

In the indenture, the term “event of default” with respect to debt securities of any series means any of the following:

•	failure by us to pay interest, if any, on the debt securities of that series for 30 days after the date payment is due and payable;

•	failure by us to pay principal of or premium, if any, on the debt securities of that series when due, at maturity, upon any redemption, by declaration or otherwise;

•	failure by us or any subsidiary guarantor to comply with other covenants in the indenture or the debt securities of that series for 90 days after notice that compliance was required;

•	certain events of bankruptcy or insolvency of us or any subsidiary guarantor with respect to such series that is a significant subsidiary; and

•	if applicable, specified events involving the guarantees.

The term “significant subsidiary” for the purpose of this provision means any of our subsidiaries that would be a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X of the Exchange Act.

If an event of default (other than relating to certain events of bankruptcy or insolvency of us or breach of our reporting obligation) has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series may declare the entire principal of all the debt securities of the affected series, and accrued interest thereon, if any, to be due and payable immediately.

If an event of default relating to certain events of bankruptcy or insolvency of us or any subsidiary guarantor occurs and is continuing, then the principal amount of all of the outstanding debt securities and any accrued interest thereon will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The holders of not less than a majority in aggregate principal amount of the debt securities of any series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the debt securities of that series, except a continuing default or event of default in the payment of principal of, or interest or premium, if any, on the debt securities of the affected series.

The indenture imposes limitations on suits brought by holders of debt securities of any series against us or any subsidiary guarantor. Except for actions for payment of overdue principal or interest, no holder of a debt security of any series may institute any action against us under the indenture unless:

•	the holder has previously given to the trustee written notice of an event of default and the continuance of that event of default;

•	the holder or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have requested that the trustee pursue the remedy;

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such holder or holders have offered, and, if requested, provided to the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee has not instituted the action within 60 days of the receipt of such notice, request and offer of indemnity; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of that series.

We will be required to file annually with the trustee a certificate, signed by an officer of our Company, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Notwithstanding the foregoing, the sole remedy for any breach of our obligation under the indenture to file or furnish reports or other financial information pursuant to section 314(a)(1) of the Trust Indenture Act (or as otherwise required by the indenture) shall be the payment of liquidated damages, and the holders will not have any right under the indenture to accelerate the maturity of the debt securities of the affected series as a result of any such breach. If any such breach continues for 180 days after notice thereof is given in accordance with the indenture, we will pay liquidated damages to the holders of the debt securities of that series at a rate per annum equal to 0.25% per annum of the principal amount of the debt securities of the affected series from the 180th day following such notice to but not including the date on which the breach relating to the reporting obligations referred to in this paragraph shall have been cured or waived; provided that in no event shall such liquidated damages accrue for more than 365 days. The provisions of the indenture described in this paragraph will not affect the rights of the holders of the debt securities of any series in the event of the occurrence of any other event of default.

Modification and Waiver

Except as provided in the two succeeding paragraphs, the indenture provides that we, any subsidiary guarantors and the trustee thereunder may, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of any series then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities of that series), voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities of that series.

We, any subsidiary guarantors and the trustee may amend or supplement the indenture or the debt securities of any series without the consent of any holder to:

•	convey, transfer, assign, mortgage or pledge to the trustee as security for the debt securities of any series, any property or assets;

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evidence the assumption by a successor corporation of our obligations under the indenture and the debt securities of any series in the case of a merger, amalgamation, consolidation or sale of all or substantially all of our assets;

•	add covenant(s) or events of default(s) for the protection of the holders of all or any series of debt securities;

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cure any ambiguity or correct or supplement any provision contained in the indenture or any supplemental indenture that may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture, or make any other provisions as we may deem necessary or desirable;

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evidence and provide for the acceptance of appointment by a successor trustee in accordance with the indenture and add or change any of the provisions in the indenture as shall be necessary to provide for or facilitate the administration of trusts thereunder by more than one trustee;

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provide for uncertificated debt securities in addition to, or in place of, certificated debt securities of any series in a manner that does not materially and adversely affect any holders of the debt securities of that series;

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conform the text of the indenture or the debt securities of any series to any provision of this “Description of Debt Securities” or “Description of Securities” in this prospectus or the applicable prospectus supplement for that series to the extent that the provision in that description was intended to be a verbatim recitation of a provision of the indenture or the debt securities of that series;

•	provide for the issuance of additional debt securities of any series in accordance with the limitations set forth in the indenture as of the date of the indenture;

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make any change that would provide any additional rights or benefits to the holders of all or any series of debt securities or that does not adversely affect the legal rights under the indenture of any such holder or any holder of a beneficial interest in the debt securities of that series;

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	establish the form or terms of debt securities of any series as permitted by the indenture;

•	secure our obligations in respect of the debt securities of any series;

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in the case of convertible or exchangeable debt securities of any series, subject to the provisions of the supplemental indenture for that series, to provide for conversion rights, exchange rights and/or repurchase rights of holders of that series in connection with any reclassification or change of our common stock or in the event of any amalgamation, consolidation, merger or sale of all or substantially all of the assets of us or our subsidiaries substantially as an entirety occurs;

•	in the case of convertible or exchangeable debt securities of any series, to reduce the conversion price or exchange price applicable to that series;

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in the case of convertible or exchangeable debt securities of any series, to increase the conversion rate or exchange ratio in the manner described in the supplemental indenture for that series, provided that the increase will not adversely affect the interests of the holders of that series in any material respect;

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make any amendment to or supplement of the indenture or the debt securities of any series that does not adversely affect the rights of holders of any series of debt securities then outstanding in any material respect; or

•	add Guarantees with respect to the debt securities of any series.

We, any subsidiary guarantors and the trustee may not, without the consent of the holder of each outstanding debt security affected thereby:

•	change the final maturity date of any debt security;

•	reduce the aggregate principal amount on any debt security;

•	reduce the rate of or extend the stated time for payment of interest on any debt security;

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reduce or alter the method of computation of any amount payable on any debt security upon redemption, prepayment or purchase of any debt security or otherwise alter or waive any of the provisions with respect to the redemption or of any debt security, or waive a redemption payment with respect to any debt security;

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make any note payable in any money, or at a place of payment other than provided in any debt security of any series or in accordance with the terms of any debt security of any series, the indenture or any supplemental indenture;

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impair the right to institute suit for the enforcement of any payment on any debt security when due, or otherwise make any change in the provisions of the indenture or any supplemental indenture relating to waivers of past defaults or the rights of holders of any debt security to receive payments of principal of, or premium, if any, or interest on any debt security;

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modify the provisions of the indenture with respect to modification and waiver (including waiver of a default or event of default in respect of debt securities of any series), except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder;

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reduce the percentage of principal amount of outstanding debt securities of any series whose holders must consent to an amendment, supplement or waiver of the indenture or the debt securities of that series;

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make any change that adversely affects the conversion rights of holders of debt securities of any series that are exchangeable or convertible to receive payment or delivery of any consideration due upon the conversion or exchange of the debt securities of that series; or

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modify or amend any provisions of the indenture or the debt securities of any series as may be described in the prospectus supplement with respect to that series of debt securities as requiring the consent of each holder affected thereby.

Defeasance

The indenture provides that we and any subsidiary guarantors will be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to the trustee, to register the transfer or exchange of the debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and to pay the principal of and interest, if any, on those debt securities), upon the irrevocable deposit with the applicable trustee, in trust, of money and/or U.S.

government obligations, which through the payment of interest and principal of the U.S. government obligations in accordance with their terms will provide money in an amount sufficient to pay any installment of principal and premium, if any, and interest, if any, on the debt securities of that series on the stated maturity date thereof in accordance with the terms of the indenture and the debt securities of that series. Also, the establishment of such a trust will be conditioned on the delivery by us or a subsidiary guarantor to the trustee of an opinion of counsel reasonably satisfactory to the trustee to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the IRS, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders. For the avoidance of doubt, such an opinion would require a change in current U.S. tax law.

We and any subsidiary guarantors may also omit to comply with the restrictive covenants, if any, of any particular series of debt securities, other than the covenant to pay the amounts due and owing with respect to that series. Any such omission will not be an event of default with respect to the debt securities of that series, upon the deposit with the applicable trustee, in trust, of money and/or U.S. government obligations, which through the payment of interest and principal of the U.S. government obligations in accordance with their terms will provide money in an amount sufficient to pay any installment of principal and premium, if any, and interest, if any, on the debt securities of that series on the stated maturity date thereof in accordance with the terms of the indenture and the debt securities of that series. Our and any subsidiary guarantors’ obligations under the indenture and the debt securities of that series other than with respect to those covenants will remain in full force and effect. Also, the establishment of such a trust will be conditioned on the delivery by us or a subsidiary guarantor to the trustee of an opinion of counsel to the effect that such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders.

Satisfaction and Discharge

At our option, we may satisfy and discharge the indenture with respect to the debt securities of any series (except for specified rights and obligations of the trustee and ours, including, among others, the obligations to apply money held in trust), as may be reasonably requested by the Company when:

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either (a) all debt securities of that series previously authenticated under the indenture have been delivered to the trustee for cancellation or (b) all debt securities of that series not yet delivered to the trustee for cancellation (i) have become due and payable by reason of the mailing of a notice of redemption or otherwise or (ii) will become due and payable within one year, and we or a subsidiary guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders an amount sufficient to pay and discharge the entire indebtedness on debt securities of that series;

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no default or event of default with respect to debt securities of that series has occurred or is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of any other instrument to which we are bound;

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we or a subsidiary guarantor have paid or caused to be paid all other sums payable by us under the indenture and any applicable supplemental indenture with respect to the debt securities of that series;

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we have delivered irrevocable instructions to the trustee to apply the deposited funds toward the payment of securities of that series at the stated maturity date or the redemption date, as applicable; and

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we have delivered to the trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the indenture as to that series have been satisfied.

Unclaimed Money

Subject to applicable abandoned property laws, if money deposited with the trustee or paying agent for the payment of principal of, premium or accrued and unpaid interest, if any, on debt securities remains unclaimed for two years, the trustee and paying agent will pay the money back to us upon our request. After the trustee or paying agent pays the money back to us, holders of debt securities entitled to the money must look to us for payment, subject to applicable law, and all liability of the trustee and the paying agent with respect to the money will cease.

Purchase and Cancellation

The registrar and paying agent will forward to the trustee any debt securities surrendered to them for transfer, exchange or payment, and the trustee will promptly cancel those debt securities in accordance with its customary procedures. We will not issue new debt securities to replace debt securities that we have paid or delivered to the trustee for cancellation or that any holder has converted.

We may, to the extent permitted by law, purchase debt securities in the open market or by tender offer at any price or by private agreement. We may, at our option and to the extent permitted by law, reissue, resell or surrender to the trustee for cancellation any debt securities we purchase in this manner; provided that we do not reissue or resell those debt securities if upon reissuance or resale, they would constitute “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). Debt securities surrendered to the trustee for cancellation may not be reissued or resold and will be promptly cancelled.

Replacement of Debt Securities

We will replace mutilated, lost, destroyed or stolen debt securities at the holder’s expense upon delivery to the trustee of the mutilated debt securities or evidence of the loss, destruction or theft of the debt securities satisfactory to the trustee and us. In the case of a lost, destroyed or stolen debt security, we or the trustee may require, at the expense of the holder, indemnity satisfactory to us and the trustee.

Regarding the Trustee

U.S. Bank Trust Company, National Association, is the trustee under the indenture. Except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such of the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of debt securities, unless such holder has offered, and, if requested, provided to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Pursuant and subject to the Trust Indenture Act, the trustee will be permitted to engage in other transactions with us; however, if the trustee acquires any conflicting interest, it would be required to eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.

No Individual Liability of Directors, Officers, Employees, Incorporators, Stockholders or Agents

The indenture provides that none of the past, present or future directors, officers, employees, incorporators, stockholders, other owners or agents of PCT or any subsidiary guarantor in their capacity as such will have any liability for any of our obligations under the debt securities of any series or the indenture. Each holder of debt securities of any series by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and debt securities of each series are governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, warrants, stock purchase contracts, stock purchase units, debt securities or any combination of such securities.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

A summary of certain U.S. federal income tax considerations to persons investing in the securities offered by this prospectus may be set forth in an applicable prospectus supplement. The summary will be prepared for information purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. Prospective purchasers of securities are urged to consult their own tax advisors prior to any acquisition of securities.

FORMS OF SECURITIES

Each warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the registered warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, any warrant agent, unit agent or any other agent of the Company, agent of such warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary. In addition, we may at any time determine that the securities of any series shall no longer be represented by a global security and will issue securities in definitive form in exchange for such global security pursuant to the procedure described above.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We or selling securityholders may sell the securities in and outside the United States:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers;

•	any combination of these; or

•	through any method described in the applicable prospectus supplement.

The distribution of the securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on any organized market where the securities may be traded;

•	purchases by a dealer as principal and resale by the dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers; and

•	in any other manner described in the applicable prospectus supplement.

We or selling securityholders may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices;

•	negotiated prices; or

•	prices determined according to the process described in the applicable prospectus supplement.

Any selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each of its sales of securities covered by this prospectus.

The prospectus supplement will describe the terms of the offering of the securities, including the following:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation; and

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we offer the securities in a subscription rights offering to our existing holders of our securities, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting agreement, we may retain a dealer-manager to manage a subscription rights offering for us.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of such securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If dealers are used in the sale of the securities, we or the selling securityholders will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Shares of Common Stock may also be exchanged for satisfaction of selling securityholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.

Direct Sales and Sales through Agents

We or the selling securityholders may sell the securities directly. In this case, no underwriters or agents would be involved. We or the selling securityholders may also sell the securities through agents designated from time to time at fixed prices or at varying prices determined at the time of sale. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or the selling securityholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we or the selling securityholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase the securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We and the selling securityholders may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Selling securityholders might not sell any securities under this prospectus. In addition, any shares of Common Stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

LEGAL MATTERS

Legal matters in connection with the issuance and sale of the securities offered hereby will be passed upon for us by Jones Day. Additional legal matters will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

PURECYCLE TECHNOLOGIES, INC.

PROSPECTUS

June 10, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuances and Distribution

The following table sets forth estimated expenses payable by us in connection with the issuance and distribution of the securities being registered, except for underwriting discounts and commissions. All the amounts shown are estimates. All of such expenses (other than SEC registration fees for certain selling securityholders) are being borne by us.

Securities and Exchange Commission registration fee	$	*
Transfer agent and registrar fees		$(1)
Printing expenses		$(1)
Accountant’s fees and expenses		$(1)
Legal fees and expenses		$(1)
Miscellaneous expenses		$(1)
Total		$(1)

*	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee for the securities offered by this prospectus.
(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Section 145(a) of the DGCL, provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Delaware Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Our Amended and Restated Certificate of Incorporation provides that no director of the Company will be personally liable to the Company or its stockholders for or with respect to any breach of fiduciary duty or other act or omission as a director of the Company. In addition, our Amended and Restated Certificate of Incorporation provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Our Amended and Restated Certificate of Incorporation further provides that any repeal or modification of such article by its stockholders or amendment to the DGCL will not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a director serving at the time of such repeal or modification.

Our Amended and Restated Certificate of Incorporation also provides that it will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was, or has agreed to become, the Company’s director or officer, or is or was serving, or has agreed to serve, at the Company’s request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all Indemnifiable Losses if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Company’s best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful, subject to limited exceptions. The Amended and Restated Certificate of Incorporation also provides that it will advance expenses to Indemnitees in connection with a legal proceeding, subject to limited exceptions.

We have entered into indemnification agreements with each of our directors and executive officers. These agreements provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and our Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws.

We are also permitted to maintain insurance, at our expense, to protect us and any directors, officers, employees or agents or of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Item 16. Exhibits

The following documents are exhibits to the registration statement:

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

2.1	Agreement and Plan of Merger, dated as of November 16, 2020, by and among Roth CH Acquisition I Co., Roth CH Acquisition I Co. Parent Corp., Roth CH Merger Sub, LLC, Roth CH Merger Sub, Inc. and PureCycle Technologies LLC (incorporated herein by reference to Exhibit 2.1 to the Company’s Registration Statement on Form S-4, as amended)

3.1	Amended and Restated Certificate of Incorporation of PureCycle Technologies, Inc., filed with the Secretary of State of Delaware on March 17, 2021 (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, as amended)

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of PureCycle Technologies, Inc. to Declassify the Board of Directors (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 15, 2023)

3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of PureCycle Technologies, Inc. to Incorporate Certain Other Changes (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on May 15, 2023)

3.4	Second Amended and Restated Bylaws of PureCycle Technologies, Inc. (incorporated herein by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on May 15, 2023)

3.5	Certificate of Designations of Series A Preferred Stock of PureCycle Technologies, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 13, 2024)

3.6	Certificate of Designations of Series B Convertible Perpetual Preferred Stock of PureCycle Technologies, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 23, 2025)

4.1*	Form of Warrant

4.2*	Form of Warrant Agreement

4.3*	Form of Unit Agreement

4.5*	Form of Purchase Contract Agreement relating to Purchase Contracts

4.6*	Form of Rights Certificate

4.7*	Form of Purchase Rights Agreement

4.8*	Specimen Preferred Stock Certificate

4.9**	Form of Indenture

5.1**	Opinion of Jones Day

23.1**	Consent of Grant Thornton LLP, independent registered public accounting firm

23.2**	Consent of Jones Day (Included in Exhibit 5.1 to this Registration Statement)

24.1**	Power of Attorney (set forth on the signature page to this Registration Statement)

25.1**	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended

107**	Filing Fee Table

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	Filed herewith.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 10, 2026.

PURECYCLE TECHNOLOGIES, INC.

By:	/s/ Dustin Olson
Name:	Dustin Olson
Title:	Chief Executive Officer

Each person whose signature appears below appoints Donald Carpenter and Brad Kalter, or any one of them, each acting alone, as the true and lawful attorney-in-fact or agent, or attorneys-in-fact or agents, for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file any and all amendments, including post-effective amendments, supplements and exhibits to this registration statement, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary, appropriate or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dustin Olson Dustin Olson	Chief Executive Officer and Director (Principal Executive Officer)	June 10, 2026

/s/ Donald Carpenter Donald Carpenter	Chief Financial Officer (Principal Financial Officer)	June 10, 2026

/s/ Gregory Barta Gregory Barta	Controller and Chief Accounting Officer (Principal Accounting Officer)	June 10, 2026

/s/ Daniel Coombs Daniel Coombs	Non-Executive Chairman of the Board	June 10, 2026

/s/ Steven F. Bouck Steven F. Bouck	Director	June 10, 2026

/s/ Tanya Burnell Tanya Burnell	Director	June 10, 2026

/s/ Daniel Gibson Daniel Gibson	Director	June 10, 2026

/s/ Allen Jacoby Allen Jacoby	Director	June 10, 2026

Signature	Title	Date

/s/ Dr. Siri Jirapongphan Dr. Siri Jirapongphan	Director	June 10, 2026

/s/ Valerie Mars Valerie Mars	Director	June 10, 2026

/s/ Fernando Musa Fernando Musa	Director	June 10, 2026